 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2026

ALTO INGREDIENTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Second Street Pekin, Illinois	61554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 710-2586

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ALTO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2026, Alto Ingredients, Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Designated Agent”), The Benchmark Company, LLC and H.C. Wainwright & Co., LLC (each, an “Agent,” and collectively, the “Agents”). In accordance with the terms of the Sales Agreement, from time-to-time the Company may offer and sell shares of its common stock, $0.001 par value per share (the “Shares”), having an aggregate offering price of up to $50.0 million (the “Offering”), through the Designated Agent acting as designated sales agent and/or to any Agent selected by the Company, acting as principal.

Any Shares offered and sold in the Offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-295723) (the “Registration Statement”), which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2026, and declared effective on May 22, 2026, including the base prospectus contained in the Registration Statement, as supplemented by a prospectus supplement filed with the SEC on August 5, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Company currently intends to use the net proceeds from the Offering, if any, for general corporate purposes, including working capital and capital expenditures.

Sales of Shares, if any, under the Sales Agreement may be made in any transactions permitted by law that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. The Agents will use commercially reasonable efforts to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose).

The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agents, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. Under the terms of the Sales Agreement, the Company will pay the Agents a commission equal to 3.0% of the aggregate gross proceeds from the Offering. The Company will also reimburse the Agents for certain expenses incurred in connection with the Sales Agreement.

The Company is not obligated to make any sales of Shares under the Sales Agreement. No assurance can be given that the Company will sell any Shares under the Sales Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place. The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement in accordance with its terms.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such document. A copy of the Sales Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the opinion of Troutman Pepper Locke LLP relating to the validity of the Shares to be issued in the Offering is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Sales Agreement and are not intended as a document for investors or the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s public filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
5.1	Opinion of Troutman Pepper Locke LLP
10.1	At-The-Market Issuance Sales Agreement, dated as of August 5, 2026, by and among Alto Ingredients, Inc., Craig-Hallum Capital Group LLC, The Benchmark Company, LLC and H.C. Wainwright & Co., LLC
23.1	Consent of Troutman Pepper Locke (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2026	ALTO INGREDIENTS, INC.

	By:	/s/ ROBERT R. OLANDER
Robert R. Olander,
Chief Financial Officer

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